UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 11, 2021

SENECA FOODS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York (State or Other Jurisdiction of Incorporation)	0-01989 (Commission File Number)	16-0733425 (IRS Employer Identification No.)

3736 South Main Street, Marion, New York 14505-9751
(Address of Principal Executive Offices, including zip code)

(315) 926-8100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock Class A, $.25 Par	SENEA	NASDAQ Global Market
Common Stock Class B, $.25 Par	SENEB	NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Paul L. Palmby as Director

Effective June 11, 2021 the Board of Directors (the “Board”) of Seneca Foods Corporation (the “Company”) increased the size of the Board from eight to nine members and appointed Paul L. Palmby to fill the newly created position on the Board. Mr. Palmby, age 58, has served as the Company’s President and Chief Executive Officer since October 2020. Prior to that he served as Executive Vice President and Chief Operating Officer of the Company since 2006, President of the Vegetable Division of the Company from 2005 to 2006 and Vice President of Operations of the Company from 1999-2004. Mr. Palmby joined the Company in March 1987.

There are no arrangements or understandings between Mr. Palmby and any other persons pursuant to which he was appointed a director of the Company. There are no transactions in which Mr. Palmby has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Supplemental Retirement Agreement with Timothy J. Benjamin

On June 11, 2021, the Compensation Committee of the Board approved the Company’s entry into a Supplemental Retirement Agreement (the “Agreement”) with Timothy J. Benjamin. Pursuant to the terms of the Agreement, Mr. Benjamin will retire as Senior Vice President, Chief Financial Officer and Treasurer on March 31, 2023. Mr. Benjamin will continue to be an employee to provide transition services through June 30, 2023 and, during this period, will continue to be paid his base salary and to be covered by such benefit plans and programs as in effect as of March 31, 2023. The Agreement provides for supplemental retirement benefits upon Mr. Benjamin’s cessation of service with the Company, other than termination for cause or his voluntary resignation prior to March 31, 2023. Such supplemental retirement benefits will consist of a payment of $10,000 per month for 24 months.

The foregoing is a summary description of the terms and conditions of the Supplemental Retirement Agreement and is qualified in its entirety by reference to the Supplemental Retirement Agreement, a copy of which is filed as Exhibit 10.1.

Item 7.01	Regulation FD Disclosure.

On June 11, 2021, the Board authorized a stock repurchase program for the repurchase of up to 1,500,000 shares of the Company's Class A and/or Class B Common Stock, including the shares of convertible participating preferred stock of the Company, (collectively, the “Common Stock”). Under the authorization, the Company may purchase shares of Common Stock from time to time in the open market or in privately negotiated transactions in compliance with the applicable rules and regulations of the Securities and Exchange Commission. The Board also authorized the establishment of a stock trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, to make purchases of Common Stock pursuant to the stock repurchase program. The timing and amount of stock repurchases under the program, if any, will be at the discretion of management, and will depend on available cash, market conditions and other considerations. Therefore, we cannot assure you as to the number or aggregate dollar amount of shares, if any, that will be repurchased under the repurchase program. We may discontinue the program at any time.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	Supplemental Retirement Agreement between Seneca Foods Corporation and Timothy J. Benjamin (filed herewith).
Exhibit 104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2021	SENECA FOODS CORPORATION

	By:	/s/ Timothy J. Benjamin
	Name:	Timothy J. Benjamin
	Title:	Chief Financial Officer